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                                  EXHIBIT 23.2

Consent of Independent Auditors

We consent to the incorporation by reference of our report dated January 22, 2004 with respect to the consolidated financial statements of Roadway Corporation incorporated by reference as Exhibit 99.1 and the incorporation by reference of our reports dated January 22, 2004 with respect to the consolidated financial statements of Roadway Express, Inc. and Roadway Next Day Corporation included as Exhibit 99.3 and Exhibit 99.5 in Yellow Roadway Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission in the following Registration Statements on Form S-8 (Nos. 33-47946, 333-02977, 333-16697, 333-59255, 333-49618, 333-49620, 333-88268 and 333-111499), the
Registration Statements on Form S-3 (No. 333-109896 and 333-113021) and the Registration Statement on Form S-4 (No. 333-108081) of Yellow Roadway Corporation.

/s/ Ernst & Young LLP
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Akron, Ohio
March 11, 2004